Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Fiscal Fourth-Quarter and Full Year 2015 Financial Results

•	Total Revenues of $189.9 Million

•	Adjusted Diluted EPS of $0.41 and Diluted EPS of $0.26

•	myRisk™ Hereditary Cancer Panel Ended Fourth Quarter at 72 Percent Conversion

•	Company Provides Fiscal Year 2016 and Fiscal First-Quarter 2016 Financial Guidance

SALT LAKE CITY, UTAH, August 11, 2015 – Myriad Genetics, Inc. (NASDAQ: MYGN) today announced financial results for its fiscal fourth-quarter and fiscal full year ended June 30, 2015, provided an update on recent business highlights and provided fiscal year 2016 and fiscal first-quarter 2016 financial guidance.

“We delivered sequential growth in the fourth quarter and made significant progress towards completing the conversion of our targeted physician base to myRisk Hereditary Cancer testing,” said Mark C. Capone, president and chief executive officer of Myriad. “As we look forward to fiscal year 2016, we are confident that we are poised to generate top- and bottom-line growth beginning a trend that reflects increased investments in our product pipeline and international expansion. Over the next several years, we expect that these investments will drive revenue growth and operating leverage as we look to transform Myriad into a worldwide personalized medicine company.”

Financial Highlights

•	Below are tables summarizing the financial results for our fiscal fourth-quarter 2015 and fiscal year 2015 revenue by product class.

	Fiscal Fourth Quarter			Fiscal Year
($ in millions)	2015	2014	% Change	2015	2014	% Change
Molecular Diagnostic Testing Revenue
Hereditary cancer testing revenue	$163.8	$168.4	(3%)	$638.3	$720.1	(11%)
Vectra DA testing revenue	11.8	10.8	9%	43.7	14.0	212%
Other testing revenue	3.3	3.6	(8%)	13.5	14.1	(4%)

Total molecular diagnostic testing revenue	178.8	182.9	(2%)	695.5	748.2	(7%)

Pharmaceutical and clinical service revenue	11.1	5.9	88%	27.6	30.0	(8%)

Total Revenue	$189.9	$188.8	1%	$723.1	$778.2	(7%)

	Fiscal Fourth Quarter			Fiscal Year
($ in millions)	2015	2014	% Change	2015	2014	% Change
Total Revenue	$189.9	$188.8	1%	$723.1	$778.2	(7%)
Gross Profit	152.4	157.8	(3%)	575.7	669.0	(14%)
Gross Margin	80.3%	83.6%		79.6%	86.0%
Operating Expenses	116.2	104.5	11%	441.5	394.6	12%
Operating Income	36.2	53.3	(32%)	134.2	274.4	(51%)
Operating Margin	19.1%	28.2%		18.6%	35.3%
Adjusted Operating Income	48.2	56.3	(14%)	167.3	291.6	(43%)
Adjusted Operating Margin	25.4%	29.8%		23.1%	37.5%
Net Income	18.7	33.7	(45%)	80.2	176.2	(54%)
Diluted EPS	0.26	0.43	(40%)	1.08	2.25	(52%)
Adjusted EPS	$0.41	$0.48	(15%)	$1.45	$2.43	(40%)

•	myRisk Hereditary Cancer testing revenue increased to $100.9 million in the fourth quarter of fiscal 2015 from $27.3 million in the fourth quarter of the prior year, and the Company exited the quarter with 72 percent of incoming hereditary cancer samples ordered as myRisk.

•	The decline in both adjusted operating and net income in the fiscal fourth quarter 2015 relative to the prior year is attributable to lower gross margins associated with the transition costs of myRisk Hereditary Cancer testing and incremental product launch expenses for Prolaris®, myPath® Melanoma and myPlan® Lung Cancer tests.

•	During the quarter, the Company repurchased approximately 1.3 million shares, or $45 million, of common stock under its share repurchase program and ended the quarter with approximately $155 million remaining on its current share repurchase authorization. Fiscal fourth-quarter diluted weighted average shares outstanding were 72.4 million compared to 77.7 million in the same period last year.

Business Highlights

•	Myriad presented data on 19 abstracts at the American Society of Clinical Oncology including:

•	Results from the Geparsixto study that showed the ability of the myChoice™ HRD test to predict response to carboplatin containing chemotherapy in 193 patients with triple negative breast cancer. The highest response rate of 64 percent was seen in patients with a positive HRD score who received both carboplatin and standard of care chemotherapy, compared to 30 percent in patients with a negative HRD score.

•	Data demonstrating the ability of myChoice HRD to identify responders to Tesaro’s novel therapeutic drug candidate niraparib. In a study of 106 patients with advanced ovarian cancer, myChoice HRD identified 100 percent of responders to the investigational drug.

•	A study of almost 77,000 patients tested with myRisk Hereditary Cancer demonstrated that the detection rate for mutations increased 130 percent relative to BRCA1/BRCA2 testing alone. We also presented a study on endometrial cancer demonstrating that over 9 percent of patients carried a deleterious mutation in one of the myRisk genes, which we believe justifies broad testing for this population consistent with recent National Comprehensive Cancer Network (NCCN) recommendations.

•	Vectra DA volumes increased to a new record in the fiscal fourth quarter, growing 12 percent sequentially to just under 40,000 tests ordered with revenue up 12 percent sequentially to $11.8 million.

•	Presented data at the America Urological Association (AUA) meeting including:

•	Key data defining an active surveillance threshold for our Prolaris™ test. The active surveillance threshold sets a defined cutoff for patients and has been clinically validated to show patients with scores below the cutoff have a 10-year prostate cancer specific mortality of less than 3 percent.

•	The final results of the PROCEDE 1,000 clinical utility study that evaluated the impact of the Prolaris score on treatment recommendations for 1,206 prostate cancer patients. The final data showed that physicians had a 48 percent change in treatment recommendations in which 35 percent of patients saw a reduction in therapy and 13 percent saw an increase in therapy.

Fiscal First-Quarter and Fiscal Full Year 2016 Financial Guidance

Below is a table summarizing Myriad’s fiscal year 2016 and fiscal first-quarter 2016 financial guidance:

	Revenue	Adjusted Earnings Per Share	GAAP Diluted Earnings Per Share
Fiscal Year 2016	$750-$770 million	$1.60-$1.65	$1.45-$1.50
Fiscal First Quarter 2016	$176-$178 million	$0.34-$0.36	$0.30-$0.32

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further details on its business outlook during the conference call it is holding today to discuss its fiscal fourth quarter and full year 2015 financial results and fiscal year 2016 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, August 11, 2015, at 4:30 p.m. Eastern Time to discuss Myriad’s financial results for the fiscal fourth quarter and full year 2015, business developments and financial guidance. The dial-in number for domestic callers is (800) 410-1397. International callers may dial (303) 223-2680. All callers will be asked to reference reservation number 21772056. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call along with a slide presentation will also will be available through a live Webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. Myriad is focused on three strategic imperatives: transitioning and expanding its hereditary cancer testing markets, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, Vectra and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

	Three Months Ended		Twelve Months Ended
(in millions, except per share amounts)	Jun. 30, 2015	Jun. 30, 2014	Jun. 30, 2015	Jun. 30, 2014
Molecular diagnostic testing	$178.8	$182.9	$695.5	$748.2
Pharmaceutical and clinical services	11.1	5.9	27.6	30.0

Total revenue	189.9	188.8	723.1	778.2

Costs and expenses:
Cost of molecular diagnostic testing	32.0	28.3	132.8	96.1
Cost of pharmaceutical and clinical services	5.5	2.7	14.6	13.1
Research and development expense	18.7	20.2	75.5	67.5
Selling, general, and administrative expense	97.5	84.3	366.0	327.1

Total costs and expenses	153.7	135.5	588.9	503.8

Operating income	36.2	53.3	134.2	274.4

Other income (expense):
Interest income	0.1	0.2	0.4	5.4
Other	(0.8)	(0.9)	0.3	(2.0)

Total other income (expense)	(0.7)	(0.7)	0.7	3.4
Income before income taxes	35.5	52.6	134.9	277.8
Income tax provision	16.8	18.9	54.7	101.6

Net income	$18.7	$33.7	$80.2	$176.2

Earnings per share:
Basic	$0.27	$0.45	$1.12	$2.33
Diluted	$0.26	$0.43	$1.08	$2.25
Weighted average shares outstanding
Basic	69.4	74.4	71.3	75.7
Diluted	72.4	77.7	74.5	78.2

Consolidated Balance Sheets (Unaudited)

(in millions)	Jun. 30, 2015	Jun. 30, 2014
Current assets:
Cash and cash equivalents	$64.1	$64.8
Marketable investment securities	80.7	121.6
Prepaid expenses	12.5	6.9
Inventory	25.1	23.9
Trade accounts receivable, less allowance for doubtful accounts of $7.6 in 2015 and $9.0 in 2014	85.8	81.9
Deferred taxes	13.5	6.5
Prepaid taxes	—	13.6
Other receivables	1.9	3.2

Total current assets	283.6	322.4

Property, plant and equipment, net	67.2	34.6
Long-term marketable investment securities	40.6	84.1
Long-term deferred taxes	—	3.2
Intangibles, net	192.6	205.3
Goodwill	177.2	169.2
Other assets	5.0	5.0

Total assets	$766.2	$823.8

Current liabilities:
Accounts payable	$21.1	$23.1
Accrued liabilities	46.1	56.4
Deferred revenue	1.5	1.1

Total current liabilities	68.7	80.6

Unrecognized tax benefits	26.4	24.2
Other long-term liabilities	8.8	—
Long-term deferred taxes	0.2	—

Total liabilities	104.1	104.8
Stockholders’ equity:
Common stock, 68.9 and 73.5 shares outstanding at June 30, 2015 and 2014 respectively	0.7	0.7
Additional paid-in capital	745.4	717.8
Accumulated other comprehensive loss	(7.0)	(1.5)
Retained earnings (accumulated deficit)	(77.0)	2.0

Total stockholders’ equity	662.1	719.0

Total liabilities and stockholders’ equity	$766.2	$823.8

Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Jun. 30, 2015	Jun. 30, 2014	Jun. 30, 2013
Cash flows from operating activities:
Net income	$80.2	$176.2	$147.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25.0	13.8	8.9
Loss on disposition of assets	0.5	0.9	—
Share-based compensation expense	45.7	27.1	26.6
Bad debt expense	31.5	39.2	33.3
Impairment of intangible assets	—	—	1.5
Deferred income taxes	(0.4)	8.1	7.4
Unrecognized tax benefits	2.1	(0.7)	0.7
Accreted interest on note receivable	—	(3.3)	(2.7)
Excess tax benefit from share-based compensation	(3.4)	(11.1)	(7.9)
Gain on sale of marketable investment securities	—	—	(0.2)
Changes in assets and liabilities:
Prepaid expenses	(5.5)	(5.5)	0.8
Trade accounts receivable	(34.4)	(24.4)	(67.2)
Other receivables	2.5	(1.9)	(0.7)
Inventory	(0.8)	(15.8)	6.6
Prepaid taxes	13.6	(12.9)	—
Accounts payable	(3.1)	(1.5)	8.0
Accrued liabilities	(13.4)	3.1	11.6
Deferred revenue	0.4	(1.1)	—

Net cash provided by operating activities	140.5	190.2	173.9

Cash flows from investing activities:
Capital expenditure	(23.9)	(14.3)	(11.4)
Acquisitions, net of cash acquired	(20.1)	(223.5)	—
Equity investment	—	—	(5.0)
Purchases of marketable investment securities	(80.7)	(161.8)	(443.8)
Proceeds from maturities and sales marketable investment securities	165.6	382.5	385.3

Net cash used in investing activities	40.9	(17.1)	(74.9)

Cash flows from financing activities:
Net proceeds from common stock issued under share-based compensation plans	30.0	64.8	57.8
Excess tax benefit from share-based compensation	3.4	11.1	7.9
Repurchase and retirement of common stock	(210.7)	(287.7)	(146.3)

Net cash used in financing activities	(177.3)	(211.8)	(80.6)

Effect of foreign exchange rates on cash and cash equivalents	(4.8)	(0.6)	(0.7)

Net increase (decrease) in cash and cash equivalents	(0.7)	(39.3)	17.7
Cash and cash equivalents at beginning of year	64.8	104.1	86.4

Cash and cash equivalents at end of year	$64.1	$64.8	$104.1

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our progress towards completing the conversion of our targeted physician base to myRisk Hereditary Cancer testing; our belief that we are poised to generate top- and bottom-line growth that reflects increased investments in our product pipeline and international expansion; our investments driving revenue growth and operating leverage over the next several years as we look to transform the Company into a worldwide personalized medicine company; the Company’s fiscal first quarter 2016 and fiscal full year 2016 financial guidance under the caption “Fiscal First-Quarter and Fiscal Full Year 2016 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our molecular diagnostic tests and pharmaceutical and clinical services may decline; risks related to our ability to transition from our existing product portfolio to our new tests, including unexpected costs and delays; risks related to decisions or changes in governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services and any future tests and services are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities and our healthcare clinic; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; risks related to our projections about our business, results of operations and financial condition; risks related to the potential market opportunity for our products and services; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents or other intellectual property; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of in our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial statements.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition — change of control payments: Represents payments to reward Crescendo employees for efforts that led to and facilitated the completion of the company’s acquisition by Myriad. The payout was instituted and approved by Crescendo immediately prior to the close of the acquisition, and was paid for out of the acquisition purchase price. Given the proximity of the change of control payout and the closing of the merger, the change of control expense was recorded in Myriad’s post-acquisition financial results.

•	Acquisition — accelerated share-based compensation: Represents stock-based compensation expense resulting from the accelerated vesting of Crescendo employee options immediately prior to the acquisition that was recorded in Myriad post-acquisition financial results.

•	Acquisition — amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.

•	Executive severance costs: Represents one-time expenses tied to the transition of key executive officers at the Company.

•	Discontinued operations: Represents one-time charges associated with the closing of business units.

•	Other tax expense: During the quarter, the Company evaluated certain deferred tax assets and liabilities that were established as a result of the acquisition of Myriad RBM and determined that no tax basis is available for the related intangible assets. As a result of this, the Company recorded a one-time adjustment to properly reflect the value of the deferred tax assets and liabilities associated with Myriad RBM.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the Three and Twelve Months ended June 30, 2015 and 2014

(Unaudited data in millions, except per share amount)

	Three Months Ended		Twelve Months Ended
	Jun. 30, 2015	Jun. 30, 2014	Jun. 30, 2015	Jun. 30, 2014
GAAP Cost of molecular diagnostic testing	$32.0	$28.3	$132.8	$96.1
GAAP Cost of pharmaceutical and clinical services	5.5	2.7	14.6	13.1
Acquisition — change of control payments	—	—	—	(0.2)
Acquisition — accelerated share-based compensation	—	—	—	(0.2)
Acquisition — amortization of intangible assets	—	—	—	—

Non-GAAP COGS	$37.5	$31.0	$147.4	$108.8

Non-GAAP Gross Margin	80%	84%	80%	86%

GAAP Research and Development	$18.7	$20.2	$75.5	$67.5
Acquisition — change of control payments	—	—	—	(1.7)
Acquisition — accelerated share-based compensation	—	—	—	(2.1)
Acquisition — amortization of intangible assets	(0.1)	(0.1)	(0.3)	(0.3)
Executive transition costs	—	—	(0.4)	—
Discontinued operations	(0.1)	—	(0.3)	—

Non-GAAP R&D	$18.5	$20.1	$74.5	$63.4

GAAP Selling, General and Administrative	$97.5	$84.3	$366.0	$327.1
Acquisition — change of control payments	—	—	—	(3.7)
Acquisition — accelerated share-based compensation	—	—	—	(4.7)
Acquisition — amortization of intangible assets	(3.1)	(2.9)	(12.2)	(4.3)
Executive transition costs	(8.3)	—	(19.5)	—
Discontinued operations	(0.4)	—	(0.4)	—

Non-GAAP SG&A	$85.7	$81.4	$333.9	$314.4

GAAP Operating Income	$36.2	$53.3	$134.2	$274.4
Acquisition — change of control payments	—	—	—	5.7
Acquisition — accelerated share-based compensation	—	—	—	6.9
Acquisition — amortization of intangible assets	3.2	3.0	12.5	4.6
Executive transition costs	8.3	—	19.9	—
Discontinued operations	0.5	—	0.7	—

Non-GAAP Operating Income	$48.2	$56.3	$167.3	$291.6

Non-GAAP Operating Margin	25%	30%	23%	37%

GAAP Net Income	$18.7	$33.7	$80.2	$176.2
Acquisition — change of control payments	—	—	—	5.7
Acquisition — accelerated share-based compensation	—	—	—	6.9
Acquisition — amortization of intangible assets	3.2	3.0	12.5	4.6
Executive transition costs	8.3	—	19.9	—
Discontinued operations	0.8	0.8	1.0	0.8
Other tax expense	2.1	—	2.1	—
Tax expense associated with non-GAAP adjustments	(3.7)	(0.3)	(7.7)	(4.6)

Non-GAAP Net Income	$29.4	$37.2	$108.0	$189.6

GAAP Diluted EPS	$0.26	$0.43	$1.08	$2.25
Non-GAAP Diluted EPS	$0.41	$0.48	$1.45	$2.43

Free Cash Flow Reconciliation

(Unaudited data in thousands)

	Three Months Ended		Twelve Months Ended
	Jun. 30, 2015	Jun. 30, 2014	Jun. 30, 2015	Jun. 30, 2014
GAAP cash flow from operations	$51.0	$40.9	$140.5	$190.2
Capital expenditures	(2.0)	(4.6)	(23.9)	(14.3)

Free cash flow	$49.0	$36.3	$116.6	$175.9

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2016 and Fiscal First Quarter 2016 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading “Risk Factors” contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2016
Diluted net income per share
GAAP diluted net income per share	$1.45 - $1.50
Acquisition — amortization of intangible assets	0.15

Non-GAAP diluted net income per share	$1.60 - $1.65

Fiscal First Quarter 2016
Diluted net income per share
GAAP diluted net income per share	$0.30 - $0.32
Acquisition — amortization of intangible assets	0.04

Non-GAAP diluted net income per share	$0.34 - $0.36